Exhibit 10.7.2

AMENDMENT OF EMPLOYMENT AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of this 20th day of March, 2013, by and between COLT DEFENSE LLC (“Colt”) and GERALD R. DINKEL (“Executive”).

RECITALS

A.                                    Colt and Executive have entered into an Employment Agreement dated as of October 4, 2010 (the “Agreement”), which remains in full force and effect as of the date hereof.

B.                                    Colt and Executive wish to amend the Agreement in the manner described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, Colt and the Executive do hereby agree as follows.

1.                                      Unless otherwise stated, all defined terms used herein that are defined in the Agreement shall have the same meaning herein as they do in the Agreement.

2.                                      Paragraph 2(d) of the Agreement shall remain in effect in accordance with its terms through and including March 31, 2013.

3.                                      Effective April 1, 2013, Paragraph 2(d) of the Agreement shall be deemed deleted and replaced with the following paragraph:

(d) Temporary Living Expenses.  Colt will provide Executive temporary living expenses consisting of the rental of an apartment similar in living conditions with the apartment being rented as of the date hereof (including continuance of the rental of such apartment), including all periodic payment obligations under the apartment lease, plus, to the extent paid for by the tenant, heat, hot water, air conditioning, electricity, cable and Internet service, in each case consistent with the payments being made with respect to the existing temporary rental residence of Executive in West Hartford, CT.  Colt will gross up that amount so that the receipt of these benefits will be tax neutral to Executive.

4.                                      Paragraph 3(a) is deleted effective April 1, 2013 and replaced with the following:

(a) Base Salary.  Executive’s base salary shall be $550,000, paid in regular installments in accordance with Colt’s payroll practices.

5.                                      Except as hereinabove set forth, the Agreement remains in full force and effect in accordance with its terms.

Dated as of the day and year first above written.

COLT DEFENSE LLC

By:	/s/Daniel Standen	/s/ Gerald R. Dinkel
	Daniel Standen	Gerald R. Dinkel
Chairman of the Governing Board